SUBADVISORY AGREEMENT


      FRANKLIN TEMPLETON GLOBAL TRUST (formerly known as Huntington Funds), on behalf of its series, FRANKLIN TEMPLETON GERMAN GOVERNMENT BOND FUND, FRANKLIN TEMPLETON GLOBAL CURRENCY FUND, FRANKLIN TEMPLETON HARD CURRENCY FUND AND FRANKLIN TEMPLETON HIGH INCOME CURRENCY FUND


      THIS SUBADVISORY AGREEMENT is made as of the 28TH day of AUGUST, 1996, by and between FRANKLIN ADVISERS, INC., a corporation organized and existing under the laws of the State of California (hereinafter called "FAI"), and TEMPLETON INVESTMENT COUNSEL, INC., a Florida corporation (hereinafter called "TICI").

                               W I T N E S S E T H

      WHEREAS, FAI is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and is engaged in the business of supplying investment advice, and investment management services, as an independent contractor; and

      WHEREAS, FAI has been retained to render investment management services to Franklin Templeton German Government Bond Fund, Franklin Templeton Global Currency Fund, Franklin Templeton Hard Currency Fund and Franklin Templeton High Income Currency Fund, (the "Funds"), series of Franklin Templeton Global Trust (the "Trust")(formerly known as the Huntington Funds), an investment company registered with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940 (the "1940 Act"); and

      WHEREAS, FAI desires to retain TICI to render investment advisory, research and related services to the Funds pursuant to the terms and provisions of this Agreement, and TICI is interested in furnishing said services.

      NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

      1. FAI hereby retains TICI and TICI hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Funds, as more fully set forth herein.

            (a) Subject to the overall policies, control, direction and review of the Trust's Board of Trustees (the "Board") and to the instructions and supervision of FAI, TICI will provide a continuous investment program for the Funds, including allocation of the Funds' assets among the various securities markets of the world and, investment research and advice with respect to securities and investments and cash equivalents in the Funds. So long as the Board and FAI determine, on no less frequently than an annual basis, to grant the necessary delegated authority to TICI, and subject to paragraph (b) below, TICI will determine what securities and other investments will be purchased, retained or sold by the Funds, and will place all purchase and sale orders on behalf of the Funds except that orders regarding U.S. domiciled securities and money market instruments may also be placed on behalf of the Funds by FAI.

            (b) In performing these services, TICI shall adhere to the Funds' investment objectives, policies and restrictions as contained in their Prospectus and Statement of Additional Information, and in the Trust's Declaration of Trust, and to the investment guidelines most recently established by FAI and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies.

            (c) Unless otherwise instructed by FAI or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by FAI or by the Board, TICI shall report daily all transactions effected by TICI on behalf of the Funds to FAI and to other entities as reasonably directed by FAI or the Board.

            (d) TICI shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Funds and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. TICI shall also make an investment officer available to attend such meetings of the Board as the Board may reasonably request.

            (e) In carrying out its duties hereunder, TICI shall comply with all reasonable instructions of the Funds or FAI in connection therewith. Such instructions may be given by letter, telex, telefax or telephone confirmed by telex, by the Board or by any other person authorized by a resolution of the Board, provided a certified copy of such resolution has been supplied to TICI.

      2. In performing the services described above, TICI shall use its best efforts to obtain for the Funds the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, TICI may, to the extent authorized by law and in
accordance  with  the  terms  of  the  Funds'   Prospectus  and  Statement  of
Additional Information, cause the Funds to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker. To the extent authorized by applicable law, TICI shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

      3.    (a)   TICI  shall,   unless  otherwise   expressly   provided  and
authorized, have no authority to act for or represent FAI or the Funds in any way, or in any way be deemed an agent for FAI or the Funds.

            (b) It is understood that the services provided by TICI are not to be deemed exclusive. FAI acknowledges that TICI may have investment responsibilities, or render investment advice to, or perform other investment advisory services, for individuals or entities, including other investment companies registered pursuant to the 1940 Act, ("Clients") which may invest in the same type of securities as the Funds. FAI agrees that TICI may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Funds.

      4. TICI agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

      5. FAI has furnished or will furnish to TICI as soon as available copies properly certified or authenticated of each of the following documents:

            (a)   the  Trust's   Declaration  of  Trust,  as  filed  with  the
Secretary of State of the State of Delaware on March 22, 1991, and any other organizational documents and all amendments thereto or restatements thereof;

            (b) resolutions of the Trust's Board of Trustees authorizing the appointment of TICI and approving this Agreement;

            (c) the Trust's original Notification of Registration on Form N-8A under the 1940 Act as filed with the SEC and all amendments thereto if possessed by or available to FAI;

            (d) the Trust's current Registration Statement on Form N-1A under the Securities Act of 1933, as amended and under the 1940 Act as filed with the SEC, and all amendments thereto, as it relates to the Funds;

            (e)   the  Funds'  most  recent   Prospectus   and   Statement  of
Additional Information; and

            (f)   the Investment  Management  Agreement  between the Funds and
FAI.

FAI will furnish TICI with copies of all amendments of or supplements to the foregoing documents.

      6. TICI will treat confidentially and as proprietary information of the Funds all records and other information relative to the Funds and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Funds, which approval shall not be unreasonably withheld and may not be withheld where TICI may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Funds.

      7. FAI shall pay a monthly fee in cash to TICI based upon a percentage of the value of each Fund's net assets, calculated as set forth below, on the first business day of each month in each year as compensation for the services rendered and obligations assumed by TICI during the preceding month. The advisory fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement, and shall be reduced by the amount of any advance payments made by FAI relating to the previous month.

      (a) For purposes of calculating such fee, the value of the net assets of each Fund shall be the average daily net assets of each Fund during each month, determined in the same manner as the Funds use to compute the value of their net assets in connection with the determination of the net asset value of their shares, all as set forth more fully in the Funds' current Prospectus. The rate of the monthly fee payable to TICI shall be based upon the following annual rates:

                  0.25% of the value of the average daily net assets of each of the Franklin Templeton German Government Bond Fund, Franklin Templeton Global Currency Fund, Franklin Templeton Hard Currency Fund and Franklin Templeton High Income Currency Fund.

            (b) FAI and TICI shall share equally in any voluntary reduction or waiver by FAI of the management fee due FAI under the Management Agreement between FAI and the Funds.

            (c) If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

      8. Nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Funds.

      9. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of TICI, neither TICI nor any of its directors, officers, employees or affiliates shall be subject to liability to FAI or the Funds or to any shareholder of the Funds for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Funds.

            (b) Notwithstanding paragraph 9(a), to the extent that FAI is found by a court of competent jurisdiction, or the SEC or any other regulatory agency to be liable to the Funds or any shareholder (a "liability"), for any acts undertaken by TICI pursuant to authority delegated as described in Paragraph 1(a), TICI shall indemnify and save FAI and each of its affiliates, officers, directors and employees (each a "Franklin Indemnified Party") harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

            (c) No provision of this Agreement shall be construed to protect any director or officer of FAI or TICI, from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

            (d) FAI will not be liable under this indemnification provision with respect to any claim made against a Franklin Indemnified Party unless such Franklin Indemnified Party shall have notified FAI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Franklin Indemnified Party (or after such Franklin Indemnified Party shall have received notice of such service on any designated agent). In case any such action is brought against the Indemnified Parties, FAI will be entitled to participate, at its own expense, in the defense thereof. FAI also will be entitled, at its own expense, to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from FAI to such party of FAI's election to assume the defense thereof and not withstanding paragraph (d) of this Section 9, the Franklin Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and FAI will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof.

      10.   During the term of this  Agreement,  subject to the  indemnity  in
Section 9(d) above, TICI will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds. The Funds and FAI will be responsible for all of their respective expenses and liabilities.

      11. This Agreement shall be effective as of August 28, 1996, and shall continue in effect for two years. It is renewable annually thereafter for successive periods not to exceed one year each (i) by a vote of the Board or by the vote of a majority of the outstanding voting securities of the Funds, and (ii) by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

      12. This Agreement may be terminated at any time, without payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of the Funds, upon sixty (60) days' written notice to FAI and TICI, and by FAI or TICI upon sixty (60) days' written notice to the other party.

      13. This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act, and in the event of any act or event that terminates the Management Agreement between FAI and the Funds.

      14. In compliance with the requirements of Rule 31a-3 under the 1940 Act, TICI hereby agrees that all records which it maintains for the Funds are the property of the Funds and further agrees to surrender promptly to a Fund, or to any third party at the Fund's direction, any of such records upon the Fund's request. TICI further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      15.   This  Agreement  may  not  be  materially  amended,   transferred,
assigned,   sold  or  in  any  manner  hypothecated  or  pledged  without  the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of the Funds and may not be amended without the written consent of FAI and TICI.

      16. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

      17. The terms "majority of the outstanding voting securities" of the Funds and "interested persons" shall have the meanings as indicated in the 1940 Act.

      18. This Agreement shall be interpreted in accordance with and governed by the laws of the State of California of the United States of America.

      19. TICI acknowledges that it has received notice of and accepts the limitations of the Trust's liability as set forth in Article VII of its Agreement and Declaration of Trust. TICI agrees that the Trust's obligations hereunder shall be limited to the assets of the Funds, and that TICI shall not seek satisfaction of any such obligation from any shareholders of the Funds nor from any trustee, officer, employee or agent of the Trust.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers.


FRANKLIN ADVISERS, INC.


By:   /S/ HARMON E. BURNS
      Harmon E. Burns
      Executive Vice President


TEMPLETON INVESTMENT COUNSEL, INC.


By:   /S/ MARTIN L. FLANAGAN
      Martin L. Flanagan
      Executive Vice President, Coo


FRANKLIN TEMPLETON GERMAN GOVERNMENT BOND FUND, FRANKLIN TEMPLETON GLOBAL CURRENCY FUND, FRANKLIN TEMPLETON HARD CURRENCY FUND AND FRANKLIN TEMPLETON HIGH INCOME CURRENCY FUND, hereby acknowledge and agree to the provisions of paragraphs 9(a) and 10 of this Agreement.


FRANKLIN TEMPLETON GLOBAL TRUST (formerly known as Huntington Funds) on behalf of FRANKLIN TEMPLETON GERMAN GOVERNMENT BOND FUND, FRANKLIN TEMPLETON GLOBAL CURRENCY FUND, FRANKLIN TEMPLETON HARD CURRENCY FUND AND FRANKLIN TEMPLETON HIGH INCOME CURRENCY FUND


By:   /S/ DEBORAH R. GATZEK
      Deborah R. Gatzek
      Vice President & Secretary